Amended and Restated By-Laws
   					of
                             Oppenheimer ETF Trust
                           A Delaware Statutory Trust

                       (Effective as of October 27, 2017)

     These By-Laws may contain any provision not inconsistent with applicable law or the Declaration of Trust, relating to the governance of the Trust. Unless otherwise specified in these By-Laws, capitalized terms used in these By-Laws shall have the meanings assigned to them in the Declaration of Trust. Every
Shareholder by virtue of having become a Shareholder shall be bound by these
By-Laws.

                                   ARTICLE I
                                   DEFINITIONS

          Section 1.  Whenever  used herein the  following
terms shall have the
     following meanings:

(a) "1940 Act" shall mean the Investment Company Act of 1940 and the rules and regulations thereunder, all as adopted or amended from time to time;

(b) "Board of Trustees" or "Board" shall mean the governing body of the Trust, that is comprised of the number of Trustees of the Trust fixed from time to time pursuant to Article IV of the Declaration of Trust, having the powers and duties set forth therein;

(c) "By-Laws" shall mean these by-laws of the Trust, as amended or restated
     from time to time in accordance with Article VIII hereof;

(d) "Certificate of Trust" shall mean the certificate of trust to be filed with the office of the Secretary of State of the State of Delaware as required under the DSTA to form the Trust, as amended or restated from time to time and filed with such office;

(e)  "Class"  shall mean each class of Shares of the Trust or of a Series of the
     Trust   established  and  designated  under  and  in
accordance  with  the
     provisions of Article III of the Declaration of Trust;

(f) "Code" shall mean the Internal Revenue Code of 1986 and the rules and regulations thereunder, all as adopted or amended from time to time;

(g) "Commission" shall have the meaning given that term in the 1940 Act;

(h)  "DSTA" shall mean the Delaware Statutory Trust Act (12 Del.
C.ss.3801,  et
     seq.), as amended from time to time;

(i) "Declaration of Trust" shall mean the Agreement and Declaration of Trust of the Trust, as amended or restated from time to time;

(j) "Investment Adviser" or "Adviser" shall mean a Person, as defined below, furnishing services to the Trust pursuant to any investment advisory or investment management contract described in Article IV,
Section 7(a) of the
     Declaration of Trust;

(k)  "Person" shall mean a natural  person,  partnership,
limited  partnership,
     limited  liability  company,  trust,  estate,
association,   corporation,
     organization, custodian, nominee or any other individual or entity in its own or any representative capacity, in each case, whether domestic or foreign, and a statutory trust or a foreign statutory trust;

(l) "Series" shall refer to each Series of Shares established and designated under  and  in  accordance  with  the  provisions  of
Article  III  of the
     Declaration of Trust;

(m) "Shares" shall mean the transferable shares of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time, and shall include fractional and whole shares;

(n)  "Shareholder" shall mean a record owner of Shares;

(o) "Trust" shall refer to the Delaware statutory trust formed pursuant to the
     Declaration of Trust and the filing of the Certificate of Trust with the office of the Secretary of State of the State of Delaware;
and

(p) "Trustee" or "Trustees" shall refer to each signatory to the Declaration of
     Trust as a trustee and all other Persons who may, from time to time, be duly elected or appointed, qualified and serving on the Board of Trustees in accordance with the provisions hereof and the Declaration of Trust, so long as such signatory or other Person continues in office in accordance with the terms hereof and of the Declaration of Trust.
Reference herein to
     a Trustee or the Trustees shall refer to such Person or Persons in such
     Person's or Persons' capacity as a trustee or trustees hereunder and under the Declaration of Trust.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

     Section 1. PLACE OF MEETINGS. Meetings of Shareholders shall be held at any place within or outside the State of Delaware designated by the Board. In the absence of any such designation by the Board, Shareholders' meetings shall be held at the offices of the Trust.

     Section 2. MEETINGS.

(a) Call of Meetings. Any meeting of Shareholders may be called at any time by the Board, by the chairperson of the Board or by the president of the Trust for the purpose of taking action upon any matter deemed by the Board to be necessary or desirable. To the extent permitted by the 1940 Act, a meeting of the Shareholders for the purpose of electing Trustees may also be called by the chairperson of the Board, or shall be called by the president or any vice-president of the Trust at the request of the Shareholders holding not less than ten (10) percent of the Shares, provided that the Shareholders requesting such meeting shall have paid the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which an authorized officer of the Trust shall determine and specify to such Shareholders. No meeting shall be called upon the request of Shareholders to consider any matter which is substantially the same as a matter voted upon at any meeting of the Shareholders held during the preceding twelve (12) months, unless requested by the holders of a majority of all Shares entitled to be voted at such meeting.

     Section 3. NOTICE OF SHAREHOLDERS' MEETING. Notice of any meeting of
Shareholders shall be given to each Shareholder entitled to vote at such meeting in accordance with Section 4 of this Article II not less than ten (10) nor more than one hundred and twenty (120) days before the date of the meeting. The notice shall specify (i) the place, date and hour of the meeting, and (ii) the general nature of the business to be transacted and to the extent required by the 1940 Act, the purpose or purposes thereof.

     Section 4. MANNER OF GIVING NOTICE.  Notice of any meeting of  Shareholders
shall be given either personally or by United States mail,
courier,  cablegram,
telegram, facsimile or electronic mail, or other form of
communication permitted
by then current law,  charges  prepaid,  addressed to the
Shareholder or to the
group of  Shareholders  at the same  address  as may be
permitted  pursuant  to
applicable  laws, or as Shareholders  may otherwise  consent, at the address of
that  Shareholder  appearing  on the books of the Trust or its transfer or other
duly authorized agent or provided in writing by the Shareholder to the Trust for
the  purpose  of  notice.  Notice  shall be  deemed to be given when  delivered
personally,  deposited in the United  States mail or with a
courier,  or sent by
cablegram,   telegram,  facsimile  or  electronic  mail.  If  no
address  of  a
Shareholder appears on the Trust's books or has been provided in writing by a
Shareholder, notice shall be deemed to have been duly given without a mailing, or substantial equivalent thereof, if such notice shall be available to the
Shareholder on written demand of the Shareholder at the offices of the Trust.

     If any notice addressed to a Shareholder at the address of that Shareholder appearing on the books of the Trust or that has been provided in writing by that
Shareholder to the Trust for the purpose of notice, is returned to the Trust marked to indicate that the notice to the Shareholder cannot be delivered at that address, all future notices or reports shall be deemed to have been duly given without further mailing, or substantial equivalent thereof, if such notices shall be available to the Shareholder on written demand of the
Shareholder at the offices of the Trust.

     Section 5. ADJOURNED MEETING; NOTICE. Any Shareholders' meeting, whether or not a quorum is present, may be adjourned from time to time for any reason whatsoever by vote of the holders of Shares entitled to vote holding not less than a majority of the Shares present in person or by proxy at the meeting, or by the chairperson of the Board, the president of the Trust, in the absence of the chairperson of the Board, or any vice president or other authorized officer of the Trust, in the absence of the president. Any adjournment may be made with respect to any business which might have been transacted at such meeting and any adjournment will not delay or otherwise affect the effectiveness and validity of any business transacted at the Shareholders' meeting prior to adjournment.

     When any Shareholders' meeting is adjourned to another time or place, written notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless after the adjournment, a new record date is fixed for the adjourned meeting, or unless the adjournment is for more than sixty (60) days after the date of the original meeting, in which case, the Board of Trustees shall set a new record date as provided in Article V of the Declaration of Trust and give written notice to each Shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 3 and 4 of this
Article II. At any
adjourned meeting, any business may be transacted that might have been transacted at the original meeting.

     Section 6. VOTING.

(a) The Shareholders entitled to vote at any meeting of Shareholders and the
     Shareholder vote required to take action shall be determined in accordance with the provisions of the Declaration of Trust. Unless determined by the inspector of the meeting to be advisable, the vote on any question need not be by written ballot.

(b)  Unless otherwise  determined by the Board at the time it approves an action
     to be submitted to the Shareholders for approval,
Shareholder  approval of
     an action shall remain in effect until such time as the
approved  action is
     implemented or the Shareholders vote to the contrary.
Notwithstanding  the
     foregoing,   an  agreement   of  merger,   consolidation,
conversion   or
     reorganization may be terminated or amended notwithstanding prior approval if so authorized by such agreement of merger, consolidation, conversion or reorganization pursuant to Section 3815 of the DSTA and/or pursuant to the
     Declaration of Trust, these By-Laws and Section 3806 of the DSTA.

     Section 7. WAIVER OF NOTICE BY CONSENT OF ABSENT SHAREHOLDERS. Attendance by a Shareholder, in person or by proxy, at a meeting shall constitute a waiver of notice of that meeting with respect to that Shareholder, except when the
Shareholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Whenever notice of a Shareholders' meeting is required to be given to a Shareholder under the Declaration of Trust or these
By-Laws, a written waiver thereof, executed before or after the time notice is required to be given, by such Shareholder or his or her attorney thereunto authorized, shall be deemed equivalent to such notice. The waiver of notice need not specify the purpose of, or the business to be transacted at, the meeting.

     Section 8. PROXIES. Every Shareholder entitled to vote for Trustees or on any other matter that may properly come before the meeting shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by the Shareholder and filed with the secretary of the Trust; provided, that an alternative to the execution of a written proxy may be permitted as described in the next paragraph of this Section 8. A proxy shall be deemed executed if the Shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic or electronic transmission (as defined in
Section 3806 of the DSTA) or otherwise) by the Shareholder or the Shareholder's attorney-in-fact. A valid proxy that does not state that it is irrevocable shall continue in full force and effect unless revoked by the Shareholder executing it, or using one of the permitted alternatives to execution, described in the next paragraph, by a written notice delivered to the secretary of the Trust prior to the exercise of the proxy or by the Shareholder's attendance and vote in person at the meeting; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise expressly provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of the General
Corporation Law of the State of Delaware.

     With respect to any Shareholders' meeting, the Board, or, in case the Board does not act, the president, any vice president or the secretary, may permit proxies by electronic transmission (as defined in Section 3806 of the DSTA), telephonic, computerized, telecommunications or other reasonable alternative to the execution of a written instrument authorizing the holder of the proxy to act. A proxy with respect to Shares held in the name of two or more Persons shall be valid if executed, or a permitted alternative to execution is used, by any one of them unless, at or prior to the exercise of the proxy, the secretary of the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest with the challenger.

     Section 9. INSPECTORS. Before any meeting of Shareholders, the chairperson of the Board, or in the absence of the chairperson of the Board, the president of the Trust, or in the absence of the president, any vice president or other authorized officer of the Trust, may appoint any person other than nominees for office to act as inspector at the meeting or any adjournment. If any person appointed as inspector fails to appear or fails or refuses to act, the chairperson of the Board, or in the absence of the chairperson of the Board, the president of the Trust, or in the absence of the president, any vice president or other authorized officer of the Trust, shall appoint a person to fill the vacancy. Such appointments may be made by such officers in person or by telephone.

     The inspector shall:

(a) determine the number of Shares and the voting power of each, the Shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

(b)  receive votes or ballots;

(c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d)  count and tabulate all votes;

(e)  determine when the polls shall close;

(f)  determine the result of voting; and

(g) do any other acts that may be proper to conduct the election or vote with fairness to all Shareholders.

                                  ARTICLE III
                                    TRUSTEES

     Section 1. VACANCIES.

(a) Whenever a vacancy in the Board shall occur (by reason of death, resignation, removal, retirement, an increase in the authorized number of
     Trustees or other cause), until such vacancy is filled as provided herein or the number of authorized Trustees constituting the Board of Trustees is decreased pursuant to Article IV, Section 1 of the Declaration of Trust,
     the Trustee(s) then in office, regardless of the number and even if less than a quorum, shall have all the powers granted to the Board and shall discharge all the duties imposed upon the Board by the Declaration of Trust and these By-Laws as though such number constitutes the entire Board.

(b)  Vacancies  in the  Board of  Trustees  may be  filled  by not  less  than a
     majority vote of the  Trustee(s)  then in office,
regardless of the number
     and even if less  than a quorum  and a  meeting  of
Shareholders  shall be
     called for the  purpose of  electing  Trustees if required by the 1940 Act.
     Notwithstanding  the  above,  whenever  and for so long as the  Trust  is a
     participant  in or otherwise has in effect a plan under
which the Trust may
     be deemed to bear expenses of  distributing  its Shares as that practice is
     described  in Rule  12b-1  under  the  1940  Act,  then the selection  and
     nomination  of each of the Trustees who is not an
"interested  person" (as
     that term is  defined in the 1940 Act ) of the  Trust,  any
Adviser or the
     principal underwriter of the Trust (such Trustees are
referred to herein as
     "disinterested Trustees"), shall be, and is, committed to
the discretion of
     the  disinterested  Trustees  remaining  in  office.  In
the event that all
     Trustee  offices  become  vacant,  an authorized  officer
of the Investment
     Adviser  shall  serve  as the sole  remaining  Trustee
effective  upon the
     vacancy in the office of the last  Trustee.  In such  case, an  authorized
     officer of the Investment Adviser, as the sole remaining
Trustee, shall, as
     soon as  practicable,  fill all of the  vacancies  on the
Board;  provided,
     however,  that the  percentage of Trustees who are
disinterested  Trustees
     shall  be  no  less  than  that   permitted  by  the  1940
Act.  Upon  the
     qualification of such Trustees, the authorized officer of the Investment
     Adviser shall resign as Trustee and a meeting of the Shareholders shall be called, as required by the 1940 Act, for the election of Trustees. An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation, or removal of a Trustee, or an increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at the time or after the expected vacancy occurs.

     Section 2. PLACE OF MEETINGS AND MEETINGS BY TELEPHONE. All meetings of the
Board may be held at any place within or outside the State of Delaware that is designated from time to time by the Board, the chairperson of the Board, or in the absence of the chairperson of the Board, the president of the Trust, or in the absence of the president, any vice president or other authorized officer of the Trust. In the absence of such a designation, regular meetings shall be held at the offices of the Trust. Any meeting, regular or special, may be held, with respect to one or more participating Trustees, by conference telephone or similar communication equipment, so long as all Trustees participating in the meeting can hear one another, and all such Trustees shall be deemed to be present in person at such meeting.

     Section 3. REGULAR MEETINGS. Regular meetings of the Board shall be held at such time and place as shall from time to time be fixed by the Board, the chairperson of the Board, or in the absence of the chairperson of the Board, the president of the Trust, or in the absence of the president, any vice president or other authorized officer of the Trust. Regular meetings may be held without notice.

     Section 4. SPECIAL MEETINGS. Special meetings of the Board for any purpose or purposes may be called at any time by any Trustee, the chairperson of the
Board, or in the absence of the chairperson of the Board, the president of the
Trust, or in the absence of the president, any vice president or other authorized officer of the Trust.

     Notice of the purpose, time and place of special meetings (or of the time and place for each regular meeting for which notice is given) shall be given personally, sent by first-class mail, courier, cablegram or telegram, charges prepaid, or by facsimile or electronic mail, addressed to each Trustee at that
Trustee's address as has been provided to the Trust for purposes of notice;
provided, that, in case of a national, regional or local emergency or disaster, which prevents such notice, such notice may be given by any means available or need not be given if no means are available. In case the notice is mailed, it shall be deemed to be duly given if deposited in the United States mail at least seven (7) days before the time the meeting is to be held. In case the notice is given personally or is given by courier, cablegram, telegram, facsimile or electronic mail, it shall be deemed to be duly given if delivered at least twenty-four (24) hours before the time of the holding of the meeting. The notice need not specify the place of the meeting if the meeting is to be held at the offices of the Trust.

     Section 5. WAIVER OF NOTICE. Whenever notice is required to be given to a
Trustee under this Article, a written waiver of notice signed by the Trustee, whether before or after the time notice is required to be given, shall be deemed equivalent to notice. The waiver of notice need not specify the purpose of, or the business to be transacted at, the meeting. All such waivers shall be filed with the records of the Trust or made a part of the minutes of the meeting.
Attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting, except when the Trustee attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

     Section 6. ADJOURNMENT. A majority of the Trustees present at a meeting of the Board, whether or not a quorum is present, may adjourn such meeting to another time and place. Any adjournment will not delay or otherwise affect the effectiveness and validity of any business transacted at the meeting prior to adjournment. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

     Section 7. NOTICE OF ADJOURNMENT. Notice of the time and place of an adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) days after the date of the original meeting, notice of the adjourned meeting shall be given to each Trustee.

     Section 8. COMPENSATION OF TRUSTEES. Trustees may receive from the Trust reasonable compensation for their services and reimbursement of reasonable expenses as may be determined by the Board. This Section
8  shall  not be
construed to preclude any Trustee from serving the Trust in any other capacity as an officer, agent, employee, or otherwise and receiving compensation and reimbursement of expenses for those services.

     Section  9.  CHAIRMAN  OF THE  BOARD.  The  Board of
Trustees  may elect a
Chairman for the purpose of presiding at meetings of the Board of Trustees (the
"Chairman"). The Chairman shall exercise and perform such other powers and duties as may be from time to time assigned to the Chairman by the Board of
Trustees or prescribed by these By-Laws. The Chairman may delegate his or her powers and duties to the trustees or officers of the Trust that he or she deems appropriate, provided that such delegation is consistent with applicable legal and regulatory requirements.

                                   ARTICLE IV
                                   COMMITTEES

     Section 1. COMMITTEES OF TRUSTEES. The Board may, by majority vote, designate one or more committees of the Board, each consisting of two (2) or more Trustees, to serve at the pleasure of the Board. The Board may, by majority vote, designate one or more Trustees as alternate members of any such committee who may replace any absent member at any meeting of the committee. Any such committee, to the extent provided by the Board, shall have such authority as delegated to it by the Board from time to time, except with respect to:

(a) the approval of any action which under the Declaration of Trust, these
     By-Laws or applicable law also requires Shareholder approval or requires approval by a majority of the entire Board or certain members of the Board;

(b) the filling of vacancies on the Board or on any committee thereof; provided however, that such committee may nominate Trustees to fill such vacancies, subject to the Trust's compliance with the 1940 Act and the rules thereunder;

(c) the amendment, restatement or repeal of the Declaration of Trust or these
     By-Laws or the adoption of a new Declaration of Trust or new By-Laws;

(d)  the amendment or repeal of any resolution of the Board; or

(e) the designation of any other committee of the Board or the members of such committee.

     Section 2. MEETINGS AND ACTION OF BOARD COMMITTEES. Meetings and actions of any committee of the Board shall, to the extent applicable, be held and taken in the manner provided in Article IV of the Declaration of Trust and Article III of these By-Laws, with such changes in the context thereof as are necessary to substitute the committee and its members for the Board and its members, except that the time of regular meetings of any committee may be determined either by the Board or by the committee. Special meetings of any committee may also be called by resolution of the Board or such committee, and notice of special meetings of any committee shall also be given to all alternate members who shall have the right to attend all meetings of the committee. The Board may from time to time adopt other rules for the governance of any committee.

     Section 3. ADVISORY COMMITTEES. The Board may appoint one or more advisory committees comprised of such number of individuals appointed by the Board who may meet at such time, place and upon such notice, if any, as determined by the
Board. Such advisory committees shall have no power to require the Trust to take any specific action.

                                    ARTICLE V
                                    OFFICERS

     Section 1. OFFICERS. The officers of the Trust shall be a president and chief executive officer (the "President"), a secretary, a treasurer, and a chief compliance officer. The Trust may also have, at the discretion of the Board of
Trustees, one or more vice presidents, one or more assistant vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section
3 of this Article. Any number of offices may be held by the same person, except the offices of President and vice president.

     Section 2.  ELECTION OF OFFICERS.  The officers of the
Trust  designated in
Section 1 of this Article shall be chosen by the Board of Trustees, and each shall serve at the pleasure of the Board of Trustees, subject to the rights, if any, of an officer under any contract of employment.

     Section 3. SUBORDINATE OFFICERS. The Board of Trustees may appoint and may empower the Chairperson and/or the President to appoint such other officers as the business of the Trust may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these
By-Laws or as the Board of Trustees may from time to time determine.

     Section 4. REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Trustees at any regular or special meeting of the Board of Trustees, or by an officer upon whom such power of removal may be conferred by the Board of Trustees.

     Any officer may resign at any time by giving written notice to the Trust.
Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the
Trust under any contract to which the officer is a party.

     Section 5. VACANCIES IN OFFICES. A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these By-Laws for regular appointment to that office.

     Section 6. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Trustees to the Chairperson, the President shall be the chief executive officer of the Trust and shall, subject to the control of the
Board of Trustees, have general supervision, direction and control of the business and the officers of the Trust. The President shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board of Trustees or these By-Laws.

     Section 7. VICE PRESIDENTS. In the absence or disability of the President, vice presidents, in the order as determined by the Board of Trustees, shall succeed to all of the duties of the President and when so acting shall have all powers of and be subject to all the restrictions upon the President until the
President's return, or until such disability shall be removed or until a new
President shall have been elected. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Trustees, the Chairperson, the President or these By-Laws.

     Section 8. SECRETARY. The secretary shall keep or cause to be kept at the principal executive office of the Trust, or such other place as the Board of
Trustees may direct, a book of minutes of all meetings and actions of trustees, committees of trustees and shareholders, which shall record the time and place of such meetings, designation of whether such a meeting is regular or special, the names of those present at trustees' meetings or committee meetings, and a summary of the proceedings.

     The secretary shall cause to be kept at the principal executive office of the Trust, or at the office of the Trust's transfer agent or registrar, a share register or a duplicate share register showing the names of all shareholders and their addresses, the number, series and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

     The secretary shall give or cause to be given notice of all meetings of the shareholders and of the Board of Trustees required by these By-Laws or by applicable law to be given and shall have such other powers and perform such other duties as may be prescribed by the Board of Trustees or by these By-Laws.

     Section 9. TREASURER. The treasurer shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Trust, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any trustee.

     The treasurer shall deposit all monies and other valuables in the name and to the credit of the Trust with such depositories as may be designated by the
Board of Trustees. He or she shall disburse the funds of the Trust as may be ordered by the Board of Trustees, shall render to the President and trustees, whenever they request it, an account of all of his or her transactions as treasurer and of the financial condition of the Trust and shall have other powers and perform such other duties as may be prescribed by the Board of
Trustees or these By-Laws.

     Section 10. CHIEF COMPLIANCE OFFICER. The chief compliance officer shall be the chief officer of the Trust who is responsible for the compliance by the
Trust with the federal securities laws and, in particular,  Rule
38a-1 under the
1940 Act. The chief compliance officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of compliance by the
Trust with the federal securities laws and the compliance policies and procedures of the Trust. The compensation of the chief compliance officer shall be set by the Board and the Board exclusively shall have the power to hire and remove the chief compliance officer. The chief compliance officer shall prepare and make the annual report to the Board concerning the compliance policies and procedures as required by Rule 38a-1 under the 1940 Act.


                                   ARTICLE VI
                               RECORDS AND REPORTS

     Section 1. MAINTENANCE AND INSPECTION OF SHARE REGISTER. The Trust shall keep at its offices or at the office of its transfer or other duly authorized agent, records of its Shareholders, that provide the names and addresses of all
Shareholders and the number, Series and Classes, if any, of Shares held by each
Shareholder. Such records may be inspected during the Trust's regular business hours by any Shareholder, or its duly authorized representative, upon reasonable written demand to the Trust, for any purpose reasonably related to such
Shareholder's interest as a Shareholder.

     Section 2.  MAINTENANCE AND INSPECTION OF DECLARATION OF
TRUST AND BY-LAWS.
The Trust shall keep at its offices the original or a copy of the Declaration of
Trust and these By-Laws, as amended or restated from time to time, where they may be inspected during the Trust's regular business hours by any Shareholder, or its duly authorized representative, upon reasonable written demand to the
Trust, for any purpose reasonably related to such Shareholder's interest as a
Shareholder.

     Section 3. MAINTENANCE AND INSPECTION OF OTHER RECORDS. The accounting books and records and minutes of proceedings of the Shareholders, the Board, any committee of the Board or any advisory committee shall be kept at such place or places designated by the Board or, in the absence of such designation, at the offices of the Trust. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.

     If information is requested by a Shareholder, the Board, or, in case the
Board does not act, the president, any vice president or the secretary, shall establish reasonable standards governing, without limitation, the information and documents to be furnished and the time and the location, if appropriate, of furnishing such information and documents. Costs of providing such information and documents shall be borne by the requesting Shareholder. The Trust shall be entitled to reimbursement for its direct, out-of-pocket expenses incurred in declining unreasonable requests (in whole or in part) for information or documents.

     The Board, or, in case the Board does not act, the president, any vice president or the secretary, may keep confidential from Shareholders for such period of time as the Board or such officer, as applicable, deems reasonable any information that the Board or such officer, as applicable, reasonably believes to be in the nature of trade secrets or other information that the Board or such officer, as the case may be, in good faith believes would not be in the best interests of the Trust to disclose or that could damage the Trust or its business or that the Trust is required by law or by agreement with a third party to keep confidential.

     Section 4. INSPECTION BY TRUSTEES. Every Trustee shall have the absolute right during the Trust's regular business hours to inspect all books, records, and documents of every kind and the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

                                  ARTICLE VII
                                 GENERAL MATTERS

     Section 1. CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Trust shall be signed or endorsed by such person or persons and in such manner as the Board from time to time shall determine.

     Section 2. CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The Board, except as otherwise provided in the Declaration of Trust and these By-Laws, may authorize any officer or officers or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust or any Series thereof and this authority may be general or confined to specific instances.

     Section 3. CERTIFICATES FOR SHARES. A certificate or certificates for
Shares may be issued to Shareholders at the discretion of the Board. All certificates shall be signed in the name of the Trust by the Trust's president or vice president, and by the Trust's treasurer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of Shares and the
Series and Class thereof, if any, owned by the Shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer or transfer or other duly authorized agent who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer or transfer or other duly authorized agent before such certificate is issued, it may be issued by the Trust with the same effect as if such person were an officer or transfer or other duly authorized agent at the date of issue. Notwithstanding the foregoing, the Trust may adopt and use a system of issuance, recordation and transfer of its shares by electronic or other means.

     Section 4. LOST CERTIFICATES.  Except as provided in this
Section 4, no new
certificates for Shares shall be issued to replace an old certificate unless the latter is surrendered to the Trust and cancelled at the same time. The Board may, in case any Share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the Board may require, including a provision for indemnification of the Board and the Trust secured by a bond or other adequate security sufficient to protect the Trust and the Board against any claim that may be made against either, including any expense or liability on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

     Section 5.  REPRESENTATION  OF SHARES OF OTHER ENTITIES
HELD BY TRUST.  The
Trust's president or any vice president or any other person authorized by the
Board or by any of the foregoing designated officers, is authorized to vote or represent on behalf of the Trust, or any Series thereof, any and all shares of any corporation, partnership, trust, or other entity, foreign or domestic, standing in the name of the Trust or such Series thereof. The authority granted may be exercised in person or by a proxy duly executed by such authorized person.

     Section 6. TRANSFERS OF SHARES.  Shares are transferable,
if authorized by
the Declaration of Trust, only on the record books of the Trust by the Person in
whose  name  such  Shares  are  registered,  or by his or  her duly  authorized
attorney-in-fact or representative.  Shares represented by
certificates shall be
transferred  on the  books of the  Trust  upon  surrender  for cancellation  of
certificates  for the same  number of Shares,  with an
assignment  and power of
transfer endorsed thereon or attached thereto, duly executed, with such proof of
the  authenticity  of the  signature  as the Trust or its agents may  reasonably
require.  Upon receipt of proper transfer instructions from the registered owner
of uncertificated Shares, such uncertificated Shares shall be transferred on the
record books to the Person entitled  thereto,  or  certificated
Shares shall be
made to the Person entitled  thereto and the transaction  shall be recorded upon
the books of the Trust.  The Trust,  its transfer agent or other duly authorized
agents may refuse  any  requested  transfer  of  Shares,  or request  additional
evidence of authority  to  safeguard  the assets or interests of the Trust or of
its  Shareholders,  in their sole  discretion.  In all cases of transfer  by an
attorney-in-fact,  the original  power of attorney,  or an
official copy thereof
duly certified, shall be deposited and remain with the Trust, its transfer agent
or  other  duly   authorized   agent.   In  case  of  transfers
by   executors,
administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be presented to the Trust, its transfer agent or other duly authorized agent, and may be required to be deposited and remain with the Trust, its transfer agent or other duly authorized agent.

     Section 7. HOLDERS OF RECORD.  The record books of the
Trust as kept by the
Trust, its transfer agent or other duly authorized agent, as the case may be, shall be conclusive as to the identity of the Shareholders of the Trust and as to the number, Series and Classes, if any, of Shares held from time to time by each such Shareholder. The Trust shall be entitled to treat the holder of record of any Share as the owner thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share on the part of any other Person, whether or not the Trust shall have express or other notice thereof.

     Section 8. FISCAL YEAR. The fiscal year of the Trust, and each Series thereof, shall be determined by the Board.

     Section 9. HEADINGS; REFERENCES. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable. Any references herein to specific sections of the DSTA, the Code or the 1940 Act shall refer to such sections as amended from time to time or any successor sections thereof.

     Section 10. PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS.

          (a) The provisions of these By-Laws are severable, and
if the Board of
     Trustees  shall  determine,  with the advice of  counsel,
that any of such
     provisions is in conflict with the Declaration of Trust,
the 1940 Act, the
     Code,  the  DSTA,  or with  other  applicable  laws  and
regulations,  the
     conflicting  provision  shall be deemed not to have
constituted  a part of
     these By-Laws from the time when such provisions  became
inconsistent with
     such laws or regulations;  provided, however, that such
determination shall
     not  affect  any of the  remaining  provisions  of these
By-Laws or render
     invalid  or   improper   any  action   taken  or  omitted
prior  to  such
     determination.

          (b) If any provision of these By-Laws shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of these By-Laws in any jurisdiction.

                                  ARTICLE VIII
                                   AMENDMENTS

     Section 1. AMENDMENT BY SHAREHOLDERS. These By-Laws may be amended, restated or repealed or new By-Laws may be adopted by the affirmative vote of a majority of votes cast at a Shareholders' meeting called for that purpose and where a quorum of Shareholders of the Trust is present.

     Section 2. AMENDMENT BY TRUSTEES. These By-Laws may also be amended, restated or repealed or new By-Laws may be adopted by the Board, by a vote of the Board as set forth in Article IV, Section 3(c) of the Declaration of Trust.

     Section 3. OTHER AMENDMENT. Subject to the 1940 Act, these
By-Laws may also
be amended pursuant to Article VIII, Section 2(a) of the Declaration of Trust and Section 3815(f) of the DSTA.


Adopted: October 27, 2017